Exhibit 99.1

XPO Logistics Announces Pricing of Private Placement Notes Offering

GREENWICH, Conn. – August 14, 2014 – XPO Logistics, Inc. (“XPO” or the “Company”) (NYSE: XPO) announced today the pricing of the Company’s previously announced private placement offering launched August 11, 2014, for $500 million of senior notes due 2019 (the “Notes”). The closing of the private placement offering is expected to occur on August 25, 2014, subject to customary closing conditions.

The Notes will bear interest at a rate of 7.875% payable semiannually, in cash in arrears, on March 1 and September 1 of each year, commencing March 1, 2015 and maturing on September 1, 2019. XPO intends to use the proceeds of this offering, together with cash on hand, to finance the purchase price of the previously announced acquisition of New Breed Holding Company (“New Breed”) and pay related transaction fees and expenses. The proceeds from the Notes will be held in escrow if the closing of this offering occurs prior to the closing of the New Breed acquisition.

The Notes will be guaranteed by each of the Company’s direct and indirect wholly-owned restricted subsidiaries (other than certain excluded subsidiaries) that are obligors under, or guarantee obligations under, the Company’s existing credit agreement (or certain replacements thereof) or guarantee certain capital markets indebtedness of the Company or any guarantor of the Notes. The Notes and the guarantees thereof will be unsecured, unsubordinated indebtedness of the Company and the guarantors.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended, and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About XPO Logistics, Inc.

XPO Logistics, Inc. (NYSE: XPO) is one of the fastest growing providers of transportation logistics services in North America: the fourth largest freight brokerage firm, the third largest provider of intermodal services, the largest provider of last-mile logistics for heavy goods, and the largest manager of expedited shipments, with growing positions in managed transportation, global freight forwarding and less-than-truckload brokerage. The Company facilitates more than 31,000 deliveries a day throughout the U.S., Mexico and Canada.

XPO Logistics has 148 locations and approximately 3,100 employees. Its three business segments – freight brokerage, expedited transportation and freight forwarding – utilize relationships with ground, rail, sea and air carriers to serve over 14,000 customers in the manufacturing, industrial, retail, commercial, life sciences and government sectors. The Company has more than 3,600 trucks under contract to its drayage, expedited and last-mile subsidiaries, and has access to additional capacity through its relationships with over 27,000 other carriers. For more information: www.xpologistics.com

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the anticipated acquisition of New Breed. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of the acquisition of New Breed, including the expected impact on XPO’s results of operations; the ability to obtain the requisite regulatory approvals and the satisfaction of other conditions to consummation of the New Breed transaction; the ability to realize anticipated synergies and cost savings with respect to acquired companies; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy, including New Breed’s management team; litigation, including litigation related to alleged misclassification of independent contractors; the ability to develop and implement a suitable information technology system; the ability to maintain positive relationships with XPO’s networks of third-party transportation providers; the ability to retain XPO’s and acquired companies’ largest customers; XPO’s ability to successfully integrate New Breed and other acquired businesses; rail and other network changes; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Investor Contact:

XPO Logistics, Inc.

Tavio Headley, +1-203-930-1602

tavio.headley@xpologistics.com

Media Contacts:

Brunswick Group

Gemma Hart, Darren McDermott, +1-212-333-3810

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